Exhibit 5.1

EXHIBIT 5.1

OPINION OF HAYNES AND BOONE, LLP

December 22, 2004

VAALCO Energy, Inc.

4600 Post Oak Place, Suite 309

Houston, Texas 77027

Re: VAALCO Energy, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to VAALCO Energy, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), regarding the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, by a stockholder of the Company (the “Selling Stockholder”) of shares of the Company’s common stock, par value $.10 per share (“Common Stock”).

The aggregate number of shares of Common Stock to be offered and sold by the Selling Stockholder (the “Selling Stockholder Shares”) pursuant to the Registration Statement will not exceed 36,513,441. The Selling Stockholder Shares will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to the prospectus forming a part of the Registration Statement (each a “Prospectus Supplement”).

We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the Bylaws of the Company, (ii) the Registration Statement and all exhibits thereto, (iii) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement and the issuance of the Selling Stockholder Shares; (iv) the specimen Common Stock certificate and (v) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

Based on the foregoing, we are of the opinion that the Selling Stockholder Shares that are being registered pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ Haynes and Boone, LLP